EXHIBIT 10.36

                 AMENDMENT TO SUPPORT AGREEMENT


THIS AMENDMENT TO SUPPORT AGREEMENT ("Agreement") made as of this 1st day of January, 1997 by and between Laboratory Corporation of America Holdings, successor to Roche Biomedical Laboratories, Inc. ("LabCorp"), Hoffmann-La Roche Inc. ("Roche"), Roche Molecular Systems, Inc. ("RMS") and Roche Diagnostic Systems, Inc. ("RDS").

WITNESSETH:

WHEREAS, LabCorp and Roche previously entered into a Support
Agreement dated April 27, 1995 (the "Support Agreement"); and

WHEREAS, subject to the terms and conditions contained herein, the parties wish to amend the Support Agreement and add RDS and RMS as parties to the Support Agreement.

NOW THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. The parties agree that RDS and RMS are added as a parties to the Support Agreement and that the words, "RMS and RDS' shall be added after the word "Roche" wherever such word appears in the paragraphs 1A., 1B., and 7 (in its entirety). Notwithstanding anything contained in the Support Agreement to the contrary, LabCorp agrees that Roche, RMS and RDS shall not be jointly liable in the event of any breach or other claim, but each shall be severally liable for solely their own respective acts or omissions, if any. The parties further agree that the word "RBL" shall be replaced with the word "LabCorp" throughout the Support Agreement. Any notices sent to RDS shall be sent to Roche Diagnostic Systems, Inc. 1080 US Highway 202, Branchburg, N.J. 08876-1080 Attn: President with a copy to the General Counsel, 340 Kingsland Street, Nutley, N.J. 07110. Any notices sent to RMS shall be sent to Roche Molecular Systems, Inc. 1080 US Highway 202, Branchburg, N.J. 08876-1080 Attn:
President with a copy to the General Counsel, 340 Kingsland Street, Nutley, N.J. 07110.

2. The parties agree that the first sentence of subparagraph A of paragraph 3 shall be deleted in its entirety and in lieu thereof the following sentence shall be added: "The parties agree that Roche shall provide payroll services solely for Lab Delivery Services of New York City, Inc. on behalf of LabCorp until such time as the parties mutually agree."
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2.   LabCorp agrees that Roche, RMS and RDS will be providing
certain services, including but not limited to the use of office space, office staff, telephone, photocopying, limousine and aircraft services, if any, for Thomas P. Mac Mahon, LabCorp's Chief Executive Officer. LabCorp agrees to pay Roche, RMS and RDS for any and all reasonable charges which Roche, RMS and RDS shall each determine for such services, which in no event shall exceed the fair market value of such services. Such charges shall be paid on a quarterly basis. RMS, RDS and Roche shall submit invoices to LabCorp for such charges.

3. The parties further agree that paragraphs 2,4,5,6 B shall be deleted in their entirety from the Support Agreement.

Except as modified herein, the remaining terms and provisions of the Support Agreement are hereby ratified, confirmed and remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized representatives as of the date first written above.


HOFFMANN - LA ROCHE INC.                LABORATORY CORPORATION
                                        OF AMERICA HOLDINGS

By: _________________________                By:__________________________

ROCHE DIAGNOSTIC SYSTEMS,
INC.


By: _________________________

ROCHE MOLECULAR SYSTEMS,
INC.


By: _________________________